 Filed Pursuant to Rule 424(b)(7)
 Registration No. 333-268119
Prospectus Supplement to Prospectus dated November 2, 2022
10,000,000 Shares
Sovos Brands, Inc.
Common Stock

The selling stockholders named in this prospectus supplement are offering 10,000,000 shares of common stock of Sovos Brands, Inc. (the “Company”). The common stock covered by this prospectus supplement represents certain of the shares held by the selling stockholders identified in this prospectus supplement, which include certain of our affiliates and an entity controlled by a member of our board of directors. We are not selling any shares of common stock under this prospectus supplement and will not receive any proceeds from the sale of common stock to be offered by the selling stockholders. See “Use of Proceeds.”
Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “SOVO.” On May 12, 2023, the last sale price of our common stock as reported on NASDAQ was $18.45 per share.
We are an “emerging growth company” as defined under the federal securities laws and, as such, are subject to reduced public company reporting requirements. Prior to the completion of this offering, we are a “controlled company” within the meaning of the corporate governance standards of NASDAQ; however, following the completion of this offering, we will no longer be a “controlled company” within the meaning of the corporate governance standards of NASDAQ. See “Prospectus Supplement Summary.”

Investing in our common stock involves risk. See “Risk Factors” on page S-8 of this prospectus supplement and any similar section contained in our other filings with the Securities and Exchange Commission (the “SEC”) to read about factors you should consider before buying shares of our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$17.50	$175,000,000
Underwriting discount(1)	$0.20	$2,000,000
Proceeds, before expenses, to the selling stockholders	$17.30	$173,000,000

(1)
We refer you to “Underwriting,” beginning on page S-16 of this prospectus supplement, for additional information regarding total underwriter compensation.

We have agreed to reimburse the underwriters for certain expenses with this offering.
To the extent that the underwriters sell more than 10,000,000 shares of common stock, the underwriters have an option to purchase up to an additional 1,500,000 shares from the selling stockholders to cover sales by the underwriters in the initial offering of the shares or in the open market at the public offering price less the underwriting discount. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders if the underwriters exercise their option to purchase additional shares of our common stock.

The underwriters expect to deliver the shares of common stock against payment in New York, New York on May 17, 2023.
Goldman Sachs & Co. LLC J.P. Morgan

The date of this prospectus supplement is May 15, 2023.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts: a prospectus supplement and an accompanying prospectus dated November 2, 2022. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. The accompanying prospectus gives more general information, some of which may not apply to the shares of common stock offered by this prospectus supplement. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference or a later prospectus supplement, you should rely on the information in the more recent document.
The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated, or deemed to be incorporated, by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated, or deemed to be incorporated, by reference, will automatically update and supersede this information. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” You should read this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus together with any information incorporated by reference herein or therein before investing in our common stock.
We are responsible for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. Neither we nor the selling stockholders (or any of our or their affiliates) have authorized anyone to give you any other information, and we and the selling stockholders (or any of our or their affiliates) take no responsibility for any other information that others may give you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us is accurate on any date subsequent to the date set forth on the front of the applicable document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus is delivered or shares of common stock are sold on a later date. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Neither we nor the selling stockholders are making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-ii

You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. Neither we nor the selling stockholders are making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.
Unless the context requires otherwise, references to “our company,” “we,” “us,” “our” and “Sovos Brands” refer to Sovos Brands, Inc. and its direct and indirect subsidiaries on a consolidated basis. “Advent” or the “Sponsor” refer to Advent International Corporation.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus supplement or documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before making a decision to participate in the offering. You should carefully read the entire prospectus supplement, including the information presented under “Risk Factors” and the information that is incorporated in the prospectus supplement by reference to our annual report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 8, 2023 (our “Annual Report”) and our quarterly report on Form 10-Q for the quarter ended April 1, 2023, filed with the SEC on May 10, 2023 (our “Quarterly Report”) (including, without limitation, matters discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our financial statements and related notes) before making an investment decision. See “Cautionary Note Regarding Forward-Looking Statements” elsewhere in this prospectus supplement.
Business Description
Sovos Brands is a growth-oriented consumer-packaged food company with a portfolio of brands aimed at bringing today’s consumers great tasting food that fits the way they live. Sovos Brands’ product offerings include a variety of pasta sauces, dry pasta, soups, frozen entrées, frozen pizza, yogurts and gelato, all of which are sold in the United States under the brand names Rao’s, Michael Angelo’s and noosa. All Sovos Brands’ products are built with authenticity at their core, providing consumers with one-of-a-kind food experiences that are genuine, delicious and unforgettable.
Our Sponsor
Founded in 1984, Advent has invested in more than 405 private equity transactions in 42 countries and as of December 31, 2022, had $92 billion in assets under management. Advent’s current portfolio comprises investments across five sectors  —  Retail, Consumer & Leisure; Business and Financial Services; Healthcare; Industrial and Technology. The Advent team includes more than 290 investment professionals across Europe, North America, Latin America and Asia.
Following the closing of this offering, funds managed by the Sponsor are expected to own approximately 43.6% of our outstanding common stock, or 42.1%, if the underwriters’ option to purchase additional shares is fully exercised. As a result, following this offering we will no longer be a “controlled company” within the meaning of NASDAQ listing rules and, as a result, will no longer qualify for exemptions from certain corporate governance requirements. However, even though we will no longer be a “controlled company” under NASDAQ listing rules, the Sponsor will continue to exercise significant voting influence over fundamental and significant corporate matters and transactions. See “Part I. Item 1A. Risk Factors — Other Risks Related to Ownership of Our Common Stock” in our Annual Report. Additionally, pursuant to Section 6.3 of our certificate of incorporation and Section 1.03 of our bylaws, from and after the time that the Sponsor and its affiliates collectively, beneficially own less than 50% of the then outstanding shares of our common stock, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be effected by any written consent in lieu of such meeting. Furthermore, pursuant to Section 5.3(c) of our certificate of incorporation, at the first annual meeting following the fiscal year end at which the Sponsor and its affiliates collectively beneficially own less than 50% of the then outstanding shares of our common stock, the board of directors will remain classified but the directors whose terms expire at such annual meeting and any subsequent annual meeting will be elected to hold office for a one-year term expiring at the next annual meeting. Therefore, it is expected that directors elected at our annual meeting of stockholders in 2024 and subsequent annual meetings will be elected for a one year term and that our board of directors will be declassified following our annual meeting of stockholders to be held in 2026.
Corporate Information
Sovos Brands, Inc. was incorporated in Delaware on January 17, 2017, under the name “Sovos Brands Super Holdings, Inc.” Our principal executive offices are located at 168 Centennial Parkway, Suite 200, Louisville, Colorado 80027, and our telephone number is (720) 316-1225. Our corporate website address is www.sovosbrands.com. Our website, the websites of our brands and the information contained on, or that can be accessed through, these websites is not deemed to be incorporated by reference in, and is not considered part of, this prospectus supplement. You should not rely on any such information in making your decision whether to purchase our common stock.

THE OFFERING
Issuer
Sovos Brands, Inc.
Common stock offered by us:
None
Common stock offered by the selling stockholders
10,000,000 shares of common stock (1,500,000 shares if the underwriters exercise their option to purchase additional shares in full).
Common stock to be outstanding prior to and after this
offering:
101,226,478 shares
Option to purchase additional shares of common stock:
The underwriters have an option to purchase an additional 1,500,000 shares of common stock from the selling stockholders. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.
Use of proceeds
The selling stockholders will receive all of the proceeds from the sale of our common stock in this offering. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. See “Use of Proceeds.”
Risk factors
Investing in our common stock involves a high degree of risk. See the “Risk Factors” section of this prospectus supplement beginning on page S-8 of this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by or on behalf of us and other documents incorporated by reference herein or therein for a discussion of factors you should carefully consider before investing in our common stock.
Listing:
Our common stock is listed on NASDAQ under the symbol “SOVO.”
Except as otherwise indicated, the number of shares of our common stock outstanding after this offering is based on 101,226,478 shares outstanding as of May 5, 2023 and:
•
excludes 3,113,886 shares of our common stock granted and issuable under equity awards under our Sovos Brands, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), treating for such purposes performance-based restricted stock units that can vest at greater than 100% as vesting at target (i.e. 100%);

•
excludes an aggregate of 6,291,427 shares of our common stock that are available for future equity awards under the 2021 Plan; and

•
assumes no exercise, settlement or termination of any outstanding stock options, stock appreciation rights, restricted stock awards or other stock-based awards after May 5, 2023.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We filed a registration statement on Form S-3 with the SEC with respect to the registration of the common stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information about us, the common stock we are offering by this prospectus supplement, and related matters, you should review the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus supplement about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access our reports, proxy statements and other information regarding us. Our SEC filings are also available free of charge at our website (https://www.sovosbrands.com).
The SEC allows “incorporation by reference” into this prospectus supplement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement, and any information filed by us with the SEC subsequent to the date of this prospectus supplement automatically will be deemed to update and supersede this information. We incorporate by reference the following documents, which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 8, 2023;

•
our Quarterly Report on Form 10-Q for the quarter ended April 1, 2023, filed with the SEC on May 10, 2023;

•
our Current Report on Form 8-K, filed with the SEC on February 16, 2023;

•
the information specifically incorporated by reference into the Annual Report from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2023; and

•
the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 8, 2023 and any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein.
Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.
Any statement contained in a document or report incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference in this prospectus supplement, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement. You should direct requests for those documents to:
Sovos Brands, Inc.
168 Centennial Parkway, Suite 200
Louisville, CO 80027
IR@sovosbrands.com
We maintain an internet site at https://www.sovosbrands.com. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or the registration statement of which they form a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may provide to you in connection with this offering of our common stock described in this prospectus supplement and the accompanying prospectus, or in our other documents that are incorporated by reference herein, that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements can be identified by words, such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, such as those contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report and Quarterly Report, which are incorporated by reference herein. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:
•
adverse consequences of the actions of the major retailers, wholesalers, distributors and mass merchants on which we rely, including if they give higher priority to other brands or products, take steps to maintain or improve their margins by, among other things, raising the on-shelf prices of our products or imposing surcharges on us, or if they perform poorly or declare bankruptcy;

•
our dependence on third-party distributors and third-party co-packers, including one co-packer for the substantial majority of our Rao’s Homemade sauce products;

•
inflation, including our vulnerability to decreases in the supply of and increases in the price of raw materials, packaging, fuel, labor, manufacturing, distribution and other costs, and our inability to offset increasing costs through cost savings initiatives or pricing;

•
supply disruptions, including increased costs and potential adverse impacts on distribution and consumption;

•
our inability to expand household penetration and successfully market our products;

•
competition in the packaged food industry and our product categories;

•
consolidation within the retail environment may allow our customers to demand lower pricing, increased promotional programs and increased deductions and allowances, among other items;

•
our inability to successfully introduce new products or failure of recently launched products to meet expectations or remain on-shelf;

•
our inability to accurately forecast pricing elasticities and the resulting impact on volume growth and/or distribution gains;

•
failure by us or third-party co-packers or suppliers of raw materials to comply with labeling, food safety, environmental or other laws or regulations, or new laws or regulations;

•
our vulnerability to the impact of severe weather conditions, natural disasters and other natural events such as herd, flock and crop diseases on our manufacturing facilities, co-packers or raw material suppliers;

•
our inability to effectively manage our growth;

•
geopolitical tensions, including relating to Ukraine;

•
the COVID-19 pandemic and associated effects;

•
our inability to maintain our workforce;

•
our inability to identify, consummate or integrate new acquisitions or realize the projected benefits of acquisitions;

•
erosion of the reputation of one or more of our brands;

•
our inability to protect ourselves from cyberattacks;

•
failure to protect, or litigation involving, our tradenames or trademarks and other rights;

•
fluctuations in currency exchange rates could adversely affect our results of operations and cash flows;

•
our ability to effectively manage interest rate risk, including through the use of hedges and other strategies or financial products;

•
the effects of climate change and adherence to environmental, social and governance demands;

•
a change in assumptions used to value our goodwill or our intangible assets, or the impairment of our goodwill or intangible assets;

•
our level of indebtedness under our First Lien Credit Agreement, which as of April 1, 2023 was $480.8 million, and our duty to comply with covenants under our First Lien Credit Agreement; and

•
the interests of our majority stockholder may differ from those of public stockholders.

See “Risk Factors” contained elsewhere in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus from our filings with the SEC, including our Annual Report and our subsequent filings with the SEC, as incorporated by reference into this prospectus supplement and the accompanying prospectus.
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are incorporated by reference herein. Any forward-looking statement made by us in this prospectus supplement speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

RISK FACTORS
You should consider the specific risks described in our Annual Report and Quarterly Reports, the risk factors described under the caption “Risk Factors” in any applicable prospectus or any free writing prospectus that we provide you in connection with an offering of shares of our common stock pursuant to this prospectus supplement and any risk factors set forth in our other filings with the SEC that, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, are incorporated or deemed to be incorporated by reference in this prospectus supplement, before making an investment decision. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS
All shares of our common stock sold in this offering will be sold by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. We have agreed to pay certain expenses related to this offering, which we estimate to be approximately $0.9 million.

SELLING STOCKHOLDERS
The following table presents information about the beneficial ownership of our common stock by the selling stockholders based on 101,226,478 shares of our common stock outstanding as of May 5, 2023, which includes the 57,465,021 shares of common stock held by the selling stockholders. The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders.
For further information regarding material transactions between us and the selling stockholders and related affiliates as of the date of this prospectus supplement, see “Note 18. Related Party Transactions” in our Annual Report and “Corporate Governance” and “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2023, each of which are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” See also “Description of Capital Stock — Common Stock — Registration Rights” in the accompanying prospectus.
Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.
Percentage of beneficial ownership is based on shares of common stock outstanding as of May 5, 2023 and 101,226,478 shares of common stock outstanding after giving effect to this offering. Unvested time-based and performance-based shares of restricted common stock subject to forfeiture are deemed to be beneficially owned by the holders thereof. Unless otherwise indicated, the address for each holder listed below is 168 Centennial Parkway, Suite 200, Louisville, Colorado 80027.
	Shares of common stock beneficially owned before this offering		Shares of common stock offered pursuant to this prospectus supplement (assuming no exercise of the option to purchase additional shares)	Shares of common stock offered pursuant to this prospectus supplement (assuming full exercise of the option to purchase additional shares)	Shares of common stock beneficially owned after this offering (assuming no exercise of the option to purchase additional shares)		Shares of common stock beneficially owned after this offering (assuming full exercise of the option to purchase additional shares)
Name of selling stockholder	Number of shares	% of shares	Number of shares	Number of shares	Number of shares	% of shares	Number of shares	% of shares
Funds managed by Advent International Corporation	53,762,154(1)	53.1%	9,650,000	11,150,000	44,112,154	43.6%	42,612,154	42.1%
Robert L. Graves	3,702,867(2)	3.7%	350,000	350,000	3,352,867	3.3%	3,352,867	3.3%

(1)
Amount includes: (i) 1,963,707 shares of common stock held by Advent International GPE VIII Limited Partnership; (ii) 2,369,305 shares of common stock held by Advent International GPE VIII-B-1 Limited Partnership; (iii) 1,766,548 shares of common stock held by Advent International GPE VIII-B-2 Limited Partnership; (iv) 2,758,471 shares of common stock held by Advent International GPE VIII-B-3 Limited Partnership; (v) 6,658,444 shares of common stock held by Advent International GPE VIII-B Limited Partnership; (vi) 1,087,476 shares of common stock held by Advent International GPE VIII-C Limited Partnership; (vii) 929,956 shares of common stock held by Advent International GPE VIII-D Limited Partnership; (viii) 275,565 shares of common stock held by Advent International GPE VIII-F Limited Partnership; (ix) 2,441,639 shares of common stock held by Advent International GPE VIII-H Limited Partnership; (x) 2,270,460 shares of common stock held by Advent International GPE VIII-I Limited Partnership; (xi) 2,231,230 shares of common stock held by Advent International GPE VIII-J Limited Partnership (the funds set forth in the foregoing clauses (i)-(xi), the “Advent VIII Luxembourg Funds”); (xii) 4,606,154 shares of common stock held by Advent International GPE VIII-A Limited

Partnership; (xiii) 1,035,718 shares of common stock held by Advent International GPE VIII-E Limited Partnership; (xiv) 1,756,695 shares of common stock held by Advent International GPE VIII-G Limited Partnership; (xv) 941,822 shares of common stock held by Advent International GPE VIII-K Limited Partnership; (xvi) 951,370 shares of common stock held by Advent International GPE VIII-L Limited Partnership (the funds set forth in the foregoing clauses (xii)-(xvi), the “Advent VIII Cayman Funds”); (xvii) 77,692 shares of common stock held by Advent Partners GPE VIII Limited Partnership; (xviii) 452,511 shares of common stock held by Advent Partners GPE VIII Cayman Limited Partnership; (xix) 96,806 shares of common stock held by Advent Partners GPE VIII-A Limited Partnership; (xx) 60,286 shares of common stock held by Advent Partners GPE VIII-A Cayman Limited Partnership; (xxi) 795,122 shares of common stock held by Advent Partners GPE VIII-B Cayman Limited Partnership (the funds set forth in the foregoing clauses (xvii)-(xxi), the “Advent VIII Partners Funds”); and (xxii) 18,235,177 shares of common stock held by Noosa Holdco, L.P. (“Noosa LP”).
Noosa LP is beneficially owned by the following funds: (a) Advent International GPE VII Limited Partnership, Advent International GPE VII-B Limited Partnership, Advent International GPE VII-C Limited Partnership, Advent International GPE VII-D Limited Partnership, Advent International GPE VII-F Limited Partnership, and Advent International GPE VII-G Limited Partnership (the funds set forth in the foregoing clause (a), the “Advent VII Luxembourg Funds”); (b) Advent International GPE VII-A Limited Partnership, Advent International GPE VII-E Limited Partnership and Advent International GPE VII-H Limited Partnership (the funds set forth in the foregoing clause (b), the “Advent VII Cayman Funds”); and (c) Advent Partners GPE VII Limited Partnership, Advent Partners GPE VII Cayman Limited Partnership, Advent Partners GPE VII-A Limited Partnership, Advent Partners GPE VII-A Cayman Limited Partnership, Advent Partners GPE VII-B Cayman Limited Partnership, Advent Partners GPE VII 2014 Limited Partnership, Advent Partners GPE VII-A 2014 Limited Partnership, Advent Partners GPE VII 2014 Cayman Limited Partnership and Advent Partners GPE VII-A 2014 Cayman Limited Partnership (the funds set forth in the foregoing clause (c), the “Advent VII Partners Funds” and, together with the Advent VII Luxembourg Funds and the Advent VII Cayman Funds, the “Advent VII Funds”). The Advent VII Funds have ownership interests in Noosa LP and its general partner, Noosa GP, Inc., but none of the Advent VII Funds has voting or dispositive power over any shares.
GPE VIII GP S.à r.l. is the general partner of the Advent VIII Luxembourg Funds. GPE VIII GP Limited Partnership is the general partner of the Advent VIII Cayman Funds. AP GPE VIII GP Limited Partnership is the general partner of the Advent VIII Partners Funds. Advent International GPE VIII, LLC is the manager of GPE VIII GP S.à r.l. and the general partner of each of GPE VIII GP Limited Partnership and AP GPE VIII GP Limited Partnership. GPE VII GP S.à r.l. is the general partner of the Advent VII Luxembourg Funds. GPE VII GP Limited Partnership is the general partner of the Advent VII Cayman Funds. Advent International GPE VII, LLC is the manager of GPE VII GP S.à r.l. and is the general partner of GPE VII GP Limited Partnership and each of the Advent VII Partners Funds.
Advent is the manager of Advent International GPE VIII, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent VIII Luxembourg Funds, the Advent VIII Cayman Funds and the Advent VIII Partners Funds, and is the manager of Advent International GPE VII, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent VII Luxembourg Funds, the Advent VII Cayman Funds, the Advent VII Partners Funds and Noosa LP. Investment decisions by Advent are made by a number of individuals currently comprised of John L. Maldonado, David M. Mussafer and Bryan M. Taylor. The address of each of the entities and individuals named in this footnote is c/o Advent International Corporation, Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199.
(2)
Represents 3,692,867 shares held by Batak, LLC and 10,000 shares held by trust.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a general discussion of certain U.S. federal income tax consequences to non-U.S. holders (as defined herein) of the purchase, ownership and disposition of our common stock. This discussion does not provide a complete analysis of all potential U.S. federal income tax considerations relating thereto. This description is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, administrative pronouncements, judicial decisions, and interpretations of the foregoing, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is limited to non-U.S. holders (as defined herein) who hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally for investment). Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor does it discuss special tax provisions, which may apply to you if you are a holder who is subject to special treatment under U.S. federal income tax laws, such as certain financial institutions or financial services entities, insurance companies, tax-exempt entities or governmental organizations, tax-qualified retirement plans, “qualified foreign pension funds” (and entities all of the interests of which are held by qualified foreign pension funds), dealers in securities or currencies, persons who have elected to mark securities to market, entities that are treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and partners or beneficial owners thereof), foreign branches, “controlled foreign corporations,” “passive foreign investment companies,” former U.S. citizens or long-term residents, holders that acquired our common stock in a compensatory transaction, holders subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement, corporations that accumulate earnings to avoid U.S. federal income tax, persons deemed to sell common stock under the constructive sale provisions of the Code, and persons that hold common stock as part of a straddle, hedge, conversion transaction, or other integrated investment. In addition, this discussion does not address estate or gift taxes, the alternative minimum tax, the Medicare tax on investment income or any state, local or foreign taxes or any U.S. federal tax laws other than U.S. federal income tax laws.
You are urged to consult with your own tax advisor concerning the U.S. federal income tax consequences of acquiring, owning and disposing of our common stock, as well as the application of any state, local, or foreign income and other tax laws or tax treaties.
As used in this section, a “non-U.S. holder” is a beneficial owner of our common stock (other than a partnership or any other entity treated as a pass-through entity for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States,

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

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an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

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a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

If a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes is a holder of our common stock, the tax treatment of a partner in the partnership or an owner of the other pass-through entity will depend upon the status of the partner or owner and the activities of the partnership or other pass-through entity. Any partnership or other pass-through entity, and any partner in such a partnership or owner of such a pass-through entity, holding shares of our common stock is urged to consult its own tax advisor as to the particular U.S. federal income tax consequences applicable to it.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF OTHER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND APPLICABLE TAX TREATIES.
Distributions on Common Stock
If we pay distributions on shares of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock. See “— Dispositions of Common Stock.”
Any dividend paid to a non-U.S. holder on our common stock will generally be subject to U.S. federal withholding tax at a 30% rate, subject to the discussion below regarding effectively connected income. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. You are urged to consult your own tax advisors regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing a valid Internal Revenue Service (“IRS”) Form W-8BEN or IRS Form W-8BEN-E (or other applicable form), as applicable, to us or our paying agent. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent. The non-U.S. holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. Even if our current or accumulated earnings and profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal tax purposes. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, generally may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder and, if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, are attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States, are generally not subject to such withholding tax. To obtain this exemption, a non-U.S. holder must provide the applicable withholding agent with a valid IRS Form W-8ECI (or applicable successor form) properly certifying such exemption. Such effectively connected dividends, although generally not subject to withholding tax (provided certain certification and disclosure requirements are satisfied), are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition to the graduated tax described above, such effectively connected dividends received by corporate non-U.S. holders may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.
Dispositions of Common Stock
Subject to the discussion below on backup withholding and other withholding requirements, gain realized by a non-U.S. holder on a sale, exchange or other disposition of our common stock generally will not be subject to U.S. federal income or withholding tax, unless:
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the gain (i) is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and (ii) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States (in which case the special rules described below apply),

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the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of such disposition and certain other conditions are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by certain U.S. source capital losses, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses), or

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we are, or have been, a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition of our common stock and the non-U.S. holder’s holding period for our common stock.

Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals 50% or more of the sum of the fair market value of (a) its worldwide real property interests and (b) its other assets used or held for use in a trade or business. The tax relating to a disposition of stock in a USRPHC does not apply to a non-U.S. holder whose holdings, actual and constructive, amount to 5% or less of our common stock at all times during the applicable period, provided that our common stock is regularly traded on an established securities market. No assurance can be provided that our stock will be regularly traded on an established securities market at all times for purposes of the rules described above. Although there can be no assurances in this regard, we believe we have not been and are not currently a USRPHC, and do not anticipate being a USRPHC in the future. You are urged to consult your own tax advisor about the consequences that could result if we have been, are or become a USRPHC.
If any gain from the sale, exchange or other disposition of our common stock (1) is effectively connected with a U.S. trade or business conducted by a non-U.S. holder and (2) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment (or, in certain cases involving individuals, a fixed base) maintained by such non-U.S. holder in the United States, then the gain generally will be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition to the graduated tax described above, such effectively connected gain realized by corporate non-U.S. holders may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.
Backup Withholding and Information Reporting
Any dividends that are paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns also may be made available to the tax authorities of the country in which the non-U.S. holder resides under the provisions of various treaties or agreements for the exchange of information. Dividends paid on our common stock and the gross proceeds from a taxable disposition of our common stock may be subject to additional information reporting and may also be subject to U.S. federal backup withholding if such non-U.S. holder fails to comply with applicable U.S. information reporting and certification requirements. Provision of an IRS Form W-8 appropriate to the non-U.S. holder’s circumstances will generally satisfy the certification requirements necessary to avoid the additional information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules will be refunded by the IRS or credited against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Other Withholding Taxes
Provisions commonly referred to as “FATCA” impose withholding (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of U.S.-source dividends (including our dividends) paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign jurisdiction may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return containing the required information (which may entail significant administrative burden). Non-U.S. holders are urged to consult their own tax advisors regarding the effects of FATCA on their investment in our common stock.
THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS, INTERGOVERNMENTAL AGREEMENTS OR TAX TREATIES.

UNDERWRITING
The Company, the selling stockholders and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table.
Underwriters	Number of Shares
Goldman Sachs & Co. LLC	5,000,000
J.P. Morgan Securities LLC	5,000,000
Total	10,000,000
The underwriters are committed to take and pay for all of the shares being offered by the selling stockholders, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.
The underwriters have an option to buy up to an additional 1,500,000 shares from the selling stockholders to cover sales by the underwriters in the initial offering of the shares or in the open market at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling stockholders. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 1,500,000 additional shares.
	Per Share	Total Without Exercise of Option to Purchase Additional Shares	Total With Full Exercise of Option to Purchase Additional Shares
Public offering price	$17.50	$175,000,000	$201,250,000
Underwriting discount	$0.20	$2,000,000	$2,300,000
Proceeds, before expenses, to the selling stockholders	$17.30	$173,000,000	$198,950,000
Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. After the public offering of the shares, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to undertake any of the foregoing, unless as required by the Exchange Act or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC for a period of 60 days after the date of this prospectus supplement.
The restrictions on our actions, as described above, will not apply to certain transactions, including:
(i)   the issuance of shares of common stock or securities convertible into or exercisable for shares of common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of this prospectus supplement and described in this prospectus supplement;
(ii)   grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the completion of this offering and described in this prospectus supplement;
(iii)   the issuance of up to 10% of the outstanding shares of common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, common stock, immediately following the completion of this offering, in acquisitions or other strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriters;
(iv)   the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan (1) does not provide for the transfer of shares of common stock during the 60-day restricted period and (2) any public announcement or filing under the Exchange Act made by any person regarding the establishment of such plan during the 60-day restricted period shall include a statement that the signatory to the lock-up agreement is not permitted to transfer, sell or otherwise dispose of securities under such plan during the 60-day restricted period in contravention of the lock-up agreement;
(v)   any transaction effectuated pursuant to a trading plan pursuant to Rule 10b5-1 that has been entered into by us, and only shares scheduled for sale thereunder, prior to the date of this Agreement; provided that (a) the existence of such trading plan under Rule 10b5-1 was communicated to the underwriters prior to the execution of the lock-up agreement, (b) such trading plan under Rule 10b5-1 will not be amended or otherwise modified to increase shares scheduled for sale thereunder during the 60-day restricted period and (c) any public announcement or filings under the Exchange Act made in connection with this clause (v) shall include an explanatory footnote stating the nature of the transfer; or
(vi)   the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.
Our directors, certain officers and the selling stockholders (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with certain exceptions, for a period of 60 days after the date of this prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively with the common stock, the “lock-up securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise or (3) publicly disclose the intention to do any of the foregoing (except as required pursuant to the Exchange Act). Each lock-up party has acknowledged and agreed that the foregoing precludes the lock-up party from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the lock-up party or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties will not apply, subject in certain cases to various conditions, to certain transactions, including:
(a)   transfer of the lock-up party’s lock-up securities:
(i)   as a bona fide gift or gifts, or for bona fide estate planning purposes,
(ii)   by will, other testamentary document or intestacy,
(iii)   to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the lock-up party, the immediate family or affiliate of such lock-up party, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust,
(iv)   to any partnership, limited liability company or other entity of which the lock-up party and the immediate family of the lock-up party are the legal and beneficial owner of all of the outstanding equity securities or similar interests,
(v)   to any immediate family member or any investment fund or other entity controlled or managed by the lock-up party,
(vi)   if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to limited partners, limited liability company members or shareholders of the lock-up party, or holders of similar equity interests in the lock-up party,
(vii)   by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,
(viii)   to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,
(ix)   pursuant to an order of a court or regulatory agency having jurisdiction over the lock-up party,
(x)   to the Company or the Partnership from an employee of the Company upon death, disability or termination of employment or other service relationship with the Company or the lock-up party’s failure to meet certain conditions set out upon receipt of such lock-up securities, in each case, of such employee,
(xi)   as part of a sale of the lock-up party’s lock-up securities acquired (A) in this offering (excluding any lock-up securities purchased by directors or executive officers in this offering), or (B) in open market transactions after the completion of this offering,
(xii)   (A) to the Company in connection with the vesting, settlement, or exercise of RSUs, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such RSUs, options, warrants or rights, provided that any such shares of common stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement, and provided further that any such RSUs, options, warrants or rights are held by the lock-up party pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in this prospectus supplement, or (B) as a part of sales of stock that the Company elected to automatically have sold through an approved broker as necessary to satisfy tax withholding requirements upon the vesting of any restricted stock or restricted stock units, or
(xiii)   pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board and made to all holders of the Company’s capital stock involving a change of control (as defined in the lock-up agreement) of the Company; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the lock-up party’s lock-up securities shall remain subject to the provisions of the lock-up agreement;
provided that, with respect to the immediately preceding paragraph
(A)   in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (viii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the underwriters a lock-up letter in the form of the lock-up agreement as set forth in the underwriting agreement;
(B)   in the case of any transfer or distribution pursuant to clause (a) (i), (iii), (iv), (v) and (vi), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the restricted period referred to above); and
(C)   in the case of any transfer or distribution pursuant to clause (a) (ii), (vii), (viii), (ix), (xi) and (xii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock in connection with such transfer or distribution shall be legally required during the restricted period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;
(b)   exercise of outstanding options, settlement of RSUs or other equity awards or exercise of warrants pursuant to plans described in this prospectus supplement; provided that any lock-up securities received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement;
(c)   conversion of outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of common stock or warrants to acquire shares of common stock; provided that any such shares of common stock or warrants received upon such conversion shall be subject to the terms of the lock-up agreement;
(d)   establishment of trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of lock-up securities; provided that (1) such plans do not provide for the transfer of lock-up securities during the restricted period and (2) any public announcement or filing under the Exchange Act made by any person regarding the establishment of such plan during the restricted period shall include a statement that the lock-up party is not permitted to transfer, sell or otherwise dispose of securities under such plan during the restricted period in contravention of the lock-up agreement;
(e)   any transaction effectuated pursuant to a trading plan pursuant to Rule 10b5-1 that has been entered into by the locked-up party, and only shares scheduled for sale thereunder, prior to the date of the lock-up agreement; provided that (i) the existence of such trading plan under Rule 10b5-1 was communicated to the underwriters prior to the execution of the lock-up agreement, (ii) such trading plan under Rule 10b5-1 will not be amended or otherwise modified to increase shares scheduled for sale thereunder during the restricted period and (iii) any public announcement or filings under the Exchange Act made in connection with this clause (e) shall include an explanatory footnote stating the nature of the transfer; and

(f)   the sale of the securities to be sold by the lock-up party pursuant to the terms of the underwriting agreement.
Nothing in the lock-up agreement shall prevent the lock-up party from making a demand for, or exercising any right with respect to, the registration of the lock-up party’s common stock, provided that (i) no sales of common stock shall be made in connection with any such demand or any such exercise by the lock-up party or any of its affiliates prior to the expiration of the restricted period and (ii) no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with any such demand or any such exercise prior to the expiration of the restricted period; provided further that in no event shall the Company be permitted to take an action in violation of section 5(h) of the underwriting agreement.
In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriters in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NASDAQ, in the over-the-counter market or otherwise.
The Company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $0.9 million. The Company has agreed to reimburse the underwriters for certain of their expenses in an amount up to $35,000.
The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.
A prospectus in electronic format may be made available on websites maintained by one or more underwriters participating in this offering. The underwriters may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services.
Certain of the underwriters and their respective affiliates may have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Selling Restrictions
Other than in the United States, no action has been taken by us, the selling stockholders or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of shares shall require us, the selling stockholders or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters, us and the selling stockholders that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
We have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of us or the underwriters.
Notice to Prospective Investors in the United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
•
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining prior consent of underwriters for any such offer; or

•
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”);

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Canada
The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or

subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre (the “DIFC”)
This document relates to an Exempt Offer in accordance with and as defined by the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to Prospective Investors in the United Arab Emirates
The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in Australia
This prospectus supplement:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within twelve months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 apply to that resale. By applying for the shares you undertake to us that you will not, for a period of twelve months from the date of issue and sale of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to Prospective Investors in Japan
The shares of our common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Act No. 25 of 1948, as amended) (the “FIEL”). Accordingly, none of the shares nor any interest therein have been and may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of any resident of Japan, except in each case (i) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and (ii) in compliance with any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Notice to Prospective Investors in Singapore
Each underwriter has acknowledged that this prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (as modified and amended from time to time, the “SFA”). Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
(i)
to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA

(ii)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(iii)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(i)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law;

(d)
as specified in Section 276(7) of the SFA; or

(e)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of the shares, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment

Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Bermuda
Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Notice to Prospective Investors in Saudi Arabia
This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or CMA, pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.
Notice to Prospective Investors in the British Virgin Islands
The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), or BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
Notice to Prospective Investors in China
This prospectus supplement may not be circulated or distributed in the People’s Republic of China (“PRC”) (excluding for such purposes, the Hong Kong and Macau Special Administrative Regions or Taiwan), and the shares may not be offered or sold, and may not be offered, sold or delivered to any person for re-offering, resale or redelivery, in any such case directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations of the PRC. This prospectus supplement has not been filed with, approved by or registered with the PRC authorities and does not constitute an offer of the shares in the PRC.
Notice to Prospective Investors in Korea
The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea, or the FSCMA, and the decrees and regulations thereunder, and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea, or the FETL, and the decrees and regulations thereunder. The shares have not been listed on any of the securities exchanges in the world, including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
Notice to Prospective Investors in Taiwan
The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.
Notice to Prospective Investors in South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted), or the South African Companies Act) is being made in connection with the issue of the shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:
Section 96 (1) (a)      the offer, transfer, sale, renunciation or delivery is to:
(i)
persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent,

(ii)
the South African Public Investment Corporation,

(iii)
persons or entities regulated by the Reserve Bank of South Africa,

(iv)
authorized financial service providers under South African law,

(v)
financial institutions recognized as such under South African law,

(vi)
a wholly owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law), or any combination of the person in (i) to (vi); or

Section 96 (1) (b)
the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be   promulgated by notice in the Government Gazette of South Africa pursuant to section   96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

LEGAL MATTERS
Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the common stock offered by this prospectus supplement. Certain legal matters will be passed upon on behalf of the underwriters by Latham & Watkins LLP, New York, New York.
EXPERTS
The financial statements of Sovos Brands, Inc. as of December 31, 2022 and December 25, 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PROSPECTUS
Sovos Brands, Inc.
61,103,119 Shares of Common Stock
The selling stockholders named in this prospectus may offer and sell up to 61,103,119 shares of our common stock, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of our common stock by the selling stockholders. This prospectus describes some of the general terms that may apply to our common stock.
Each time any of the selling stockholders offer and sell shares of our common stock, such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and the selling stockholders, as well as the amounts and prices of the common stock to be offered and sold. The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.
This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement or a free writing prospectus.
The selling stockholders may offer and sell the common stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of our common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
As of October 28, 2022, our public float, which is equal to the aggregate market value of our outstanding common stock held by non-affiliates, was approximately $539.7 million based on 100,961,986 shares of outstanding common stock, of which approximately 38,141,522 shares were held by non-affiliates, and a price per share of $14.15, the closing price of our common stock on that date.
Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “SOVO.” On November 1, 2022, the last sale price of our common stock as reported on NASDAQ was $14.00 per share.
Investing in our common stock involves risk. See “Risk Factors” on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement to read about factors you should consider before buying shares of our common stock.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 2, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, the selling stockholders may, from time to time, offer and/or sell our common stock in one or more offerings or resales. The selling stockholders may offer and sell, from time to time, in one or more offerings, up to 61,103,119 shares of our common stock. This prospectus provides you with a general description of the common stock that the selling stockholders may offer. Each time the selling stockholders offer and sell shares of our common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the shares of common stock being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update, change, or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us or the selling stockholders in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information; Incorporation of Certain Documents by Reference,” and any applicable free writing prospectus, before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website mentioned under the heading “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.
Neither the delivery of this prospectus or any applicable prospectus supplement or any free writing prospectus nor any sale made using this prospectus or any applicable prospectus supplement or any free writing prospectus implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement or any free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus related hereto we may specifically authorize to be delivered or made available to you. Neither we nor the selling stockholders (or any of our or their respective affiliates) have authorized anyone to provide you with different information. Neither we nor the selling stockholders (or any of our or their respective affiliates) take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or the time of any sale of shares of our common stock. This prospectus and any applicable prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any applicable prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
Unless the context requires otherwise, references to “our company,” “we,” “us,” “our” and “Sovos Brands” refer to Sovos Brands, Inc. and its direct and indirect subsidiaries on a consolidated basis. “Advent” or the “Sponsor” refer to Advent International Corporation.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access our reports, proxy statements and other information regarding us. Our SEC filings are also available free of charge at our website (https://www.sovosbrands.com).
We are incorporating by reference into this prospectus certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The documents incorporated by reference are considered part of this prospectus. This prospectus incorporates by reference the following (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):
•
our Annual Report on Form 10-K for the fiscal year ended December 25, 2021, filed with the SEC on March 15, 2022, as amended by our Annual Report on Form 10-K/A, filed with the SEC on March 21, 2022;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2022;

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our Quarterly Reports on Form 10-Q for the quarters ended March 26, 2022, June 25, 2022 and September 24, 2022, filed with the SEC on May 4, 2022, August 3, 2022 and November 2, 2022;

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our Current Reports on Form 8-K, filed with the SEC on January 11, 2022, as amended by our Current Report on Form 8-K/A, filed with the SEC on January 11, 2022, June 8, 2022, June 13, 2022 and July 18, 2022; and

•
the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 25, 2021, filed with the SEC on March 15, 2022, as amended by our Annual Report on Form 10-K/A, filed with the SEC on March 21, 2022, and any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.
Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:
Sovos Brands, Inc.
168 Centennial Parkway, Suite 200
Louisville, CO 80027
IR@sovosbrands.com
We maintain an internet site at https://www.sovosbrands.com. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus (including any applicable prospectus supplement) and any free writing prospectus that we may provide to you in connection with an offering of our common stock described in this prospectus, or in our other documents that are incorporated by reference herein, that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements can be identified by words, such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, such as those contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 25, 2021, filed with the SEC on March 15, 2022 (our “Annual Report”), and our quarterly reports on Form 10-Q for the quarters ended March 26, 2022, June 25, 2022 and September 24, 2022, filed with the SEC on May 4, 2022, August 3, 2022 and November 2, 2022, respectively (our “Quarterly Reports”), which are incorporated by reference herein. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:
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inflation, including our vulnerability to decreases in the supply of and increases in the price of raw materials, packaging and fuel, and labor, manufacturing, distribution and other costs, and our inability to offset increasing costs through cost savings initiatives or pricing;

•
adverse consequences of the actions of the major retailers, wholesalers, distributors and mass merchants on which we rely, including if they give higher priority to other brands or products, take steps to maintain or improve their margins by, among other things, raising the on-shelf prices of our products or imposing surcharges on us, or if they perform poorly or declare bankruptcy;

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supply disruptions, including increased costs and potential adverse impacts on distribution and consumption;

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geopolitical tensions, including relating to Ukraine;

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our dependence on third-party distributors and third-party co-packers, including one co-packer for the substantial majority of our Rao’s Homemade sauce products;

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competition in the packaged food industry and our product categories;

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consolidation within the retail environment may allow our customers to demand lower pricing, increased promotional programs and increased deductions and allowances, among other items;

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our inability to accurately forecast pricing elasticities and the resulting impact on volume growth and/or distribution gains;

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the COVID-19 pandemic and associated effects;

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our inability to maintain our workforce;

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our inability to identify, consummate or integrate new acquisitions or realize the projected benefits of acquisitions;

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our inability to effectively manage our growth;

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our inability to successfully introduce new products or failure of recently launched products to meet expectations or remain on-shelf;

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our inability to expand household penetration and successfully market our products;

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erosion of the reputation of one or more of our brands;

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our vulnerability to the impact of severe weather conditions, natural disasters and other natural events such as herd, flock and crop diseases on our manufacturing facilities, co-packers or raw material suppliers;

•
failure by us or third-party co-packers or suppliers of raw materials to comply with food safety, environmental or other laws or regulations, or new laws or regulations;

•
failure to protect, or litigation involving, our tradenames or trademarks and other rights;

•
fluctuations in currency exchange rates could adversely affect our results of operations and cash flows;

•
our ability to effectively manage interest rate risk, including through the use of hedges and other strategies or financial products;

•
a change in assumptions used to value our goodwill or our intangible assets, or the impairment of our goodwill or intangible assets;

•
our level of indebtedness under our First Lien Credit Agreement, which as of September 24, 2022 was $480.8 million, and our duty to comply with covenants under our First Lien Credit Agreement; and

•
the interests of Advent may differ from those of public stockholders.

See “Risk Factors” contained elsewhere in, and incorporated by reference into, this prospectus or any applicable prospectus supplement from our filings with the SEC, including our Annual Report, Quarterly Reports and our subsequent filings with the SEC, as incorporated by reference into this prospectus.
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are incorporated by reference herein. Any forward-looking statement speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

THE COMPANY
Sovos Brands, Inc. is a consumer-packaged food company that acquires and builds disruptive growth brands that bring today’s consumers great tasting food that fits the way they live. Sovos Brands’ product offerings include a variety of pasta sauces, dry pasta, soups, frozen entrées, frozen pizza, yogurts, gelato, pancake and waffle mixes, other baking mixes and frozen waffles, all of which are sold in the United States under the brand names Rao’s, Michael Angelo’s, noosa and Birch Benders. All Sovos Brands’ products are built with authenticity at their core, providing consumers with one-of-a-kind food experiences that are genuine, delicious and unforgettable.
Corporate Information
Sovos Brands, Inc. was incorporated in Delaware on January 17, 2017, under the name “Sovos Brands Super Holdings, Inc.” Our principal executive offices are located at 168 Centennial Parkway, Suite 200, Louisville, Colorado 80027, and our telephone number is (720) 316-1225. Our corporate website address is www.sovosbrands.com. Our website, the websites of our brands and the information contained on, or that can be accessed through, these websites is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

RISK FACTORS
You should consider the specific risks described in our Annual Report and Quarterly Reports, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of shares of our common stock pursuant to this prospectus and any risk factors set forth in our other filings with the SEC that, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, are incorporated or deemed to be incorporated by reference in this prospectus, before making an investment decision. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS
We will not receive any proceeds from the sale of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
The following is a description of (i) the material terms of our amended and restated certificate of incorporation and amended and restated bylaws and (ii) certain applicable provisions of Delaware law. We refer you to our amended and restated certificate of incorporation and amended and restated bylaws, each of which have been filed as exhibits to the registration statement of which this prospectus is a part. For more information on how you can obtain our amended and restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”
Authorized Capitalization
Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of October 28, 2022, 100,961,986 shares of common stock and no shares of preferred stock are issued and outstanding. Additionally, we have 7,050,797 shares of common stock available for future equity awards under our equity incentive plan as of October 28, 2022.
Common Stock
Holders of our common stock are entitled to the rights set forth below.
Voting Rights
Directors will be elected by a plurality of the votes entitled to be cast except as set forth below with respect to directors to be elected by the holders of common stock. Upon failing to achieve a majority of votes cast in an uncontested election, a director’s irrevocable letter of resignation from our board of directors (our “Board”) and its committees will become effective and the nominating and corporate governance (not including the subject director, if a member) will recommend to the Board the action to be taken with respect to such resignation. Vacancies created by resignations or otherwise may be filled by vote of the remaining directors. Our stockholders do not have cumulative voting rights. Except as otherwise provided in our amended and restated certificate of incorporation or as required by law, all matters to be voted on by our stockholders other than matters relating to the election and removal of directors must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter or to the extent permitted by a written resolution, the stockholders representing the number of affirmative votes required for such matter at a meeting.
Dividend Rights
Holders of common stock share equally in any dividend declared by our Board, subject to the rights of the holders of any outstanding preferred stock.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.
Registration Rights
Certain of our stockholders have certain registration rights with respect to our common stock pursuant to a registration rights agreement. See “Part III. — Item 13. — Certain Relationships and Related Transactions, and Director Independence” in our Annual Report, which is incorporated by reference herein.

Other Rights
Our stockholders have no preemptive or other rights to subscribe for additional shares. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution or winding up.
Other Rights and Preferences
Our stockholders have no preemptive, conversion or exchange rights or other rights to subscribe for additional shares. Our common stock has no sinking fund or redemption provisions. All outstanding shares of our common stock are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and non-assessable.
Preferred Stock
No shares of preferred stock have been issued. Our Board is authorized to provide for the issuance of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock. Our Board has not authorized the issuance of any shares of preferred stock and we have no agreements or plans for the issuance of any shares of preferred stock.
Anti-takeover Provisions
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.
Special Meetings of Stockholders
Our amended and restated certificate of incorporation and amended and restated bylaws provide that special meetings of the stockholders may be called only upon the request of a majority of our Board, our Chair or upon the request of the Chief Executive Officer. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.
These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.
Advance Notice of Nominations and Other Business
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with these advance notice requirements for nominations of directors and other business. Any vacancies on the Board may be filled only by a vote of a majority of directors then in office, even though less than a quorum, and not by the stockholders. Our amended and restated bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of our company.
Classified Board of Directors and Related Provisions
Our amended and restated certificate of incorporation provides that our Board be divided into three classes, with one class being elected at each annual meeting of stockholders with termination staggered according to class. Beginning at the first annual meeting of stockholders following the earlier of (i) the fifth anniversary of our initial public offering and (ii) a fiscal year end at which our Sponsor and its affiliates hold less than 50% of the voting power of our common stock necessary to elect our directors (the “Sunset”), the directors whose terms expire at such annual meeting and any subsequent annual meeting will be elected to hold office for a one-year term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified. The Board will be fully declassified following the third annual meeting after the Sunset with all directors standing for election for one-year terms. This initial classified board provision will prevent a third party who acquires control of a majority of our outstanding voting stock from obtaining control of our Board until at least the second annual stockholders meeting following the date the acquiror obtains the controlling interest.
The number of directors constituting our Board is determined from time to time by our Board. Our amended and restated certificate of incorporation also provides that, subject to any rights of any preferred stock then outstanding, any director may be removed from office at any time but only for cause so long as the Board is classified and only by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class. In addition, our amended and restated certificate of incorporation provides that any vacancy on the Board, including a vacancy that results from an increase in the number of directors, may be filled only by a majority of the directors then in office or by an affirmative vote of the sole remaining director. This provision, in conjunction with the provisions of our amended and restated certificate of incorporation authorizing our Board to fill vacancies on the board of directors, prevents stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.
Stockholder Action by Written Consent
Our amended and restated certificate of incorporation provides that, from and after the time that our Sponsor and its affiliates collectively own less than 50% of our then outstanding common stock, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.
Section 203 of the Delaware General Corporate Law (“DGCL”)
Our amended and restated certificate of incorporation provides that the provisions of Section 203 of the DGCL, which relate to business combinations with interested stockholders, do not apply to us. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who owns more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as Board approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions will apply even if the business combination could be considered beneficial by some stockholders. Our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203 of the DGCL, but such provisions do not apply to our Sponsor and its affiliates. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.

Amendment to Bylaws and Certificate of Incorporation
Any amendment to our amended and restated certificate of incorporation must first be approved by a majority of our Board and, if required by law, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment. Our amended and restated bylaws may be amended by (i) the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws, without further stockholder action or (ii) the affirmative vote of at least a majority of the outstanding shares entitled to vote on the amendment, without further action by our Board.
Exclusive Forum
Our amended and restated certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty or other wrongdoing by any current or former director, officer, employee, agent or stockholder to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. For the avoidance of doubt, our amended and restated certificate of incorporation also provides that the foregoing exclusive forum provision does not apply to actions brought to enforce any liability or duty created by the Securities Act or Exchange Act, or any other claim or cause of action for which the federal courts have exclusive jurisdiction. Our amended and restated certificate of incorporation also provides that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act or the rules and regulations promulgated thereunder. Pursuant to the Exchange Act, claims arising thereunder must be brought in federal district courts of the United States of America. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our capital stock shall be deemed to have notice of and consented to the forum provision in our amended and restated certificate of incorporation. In any case, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to this choice of forum provision. These exclusive forum provisions may have the effect of discouraging lawsuits against our directors and officers.
Corporate Opportunities
Our amended and restated certificate of incorporation provides that neither our Sponsor nor a director affiliated with a Sponsor has any obligation to offer us an opportunity to participate in business opportunities presented to such Sponsor even if the opportunity is one that we might reasonably have pursued (and therefore may be free to compete with us in the same business or similar businesses), and that, to the extent permitted by law, no Sponsor will be liable to us or our stockholders for breach of any duty by reason of any such activities.
Listing
Our common stock is listed on NASDAQ under the symbol “SOVO.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

SELLING STOCKHOLDERS
The selling stockholders indicated below may resell from time to time up to 61,103,119 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act). Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table below and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement.
The following table shows information as of October 28, 2022 regarding (i) the number of shares of common stock held of record or beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling stockholders. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.
The percentage of shares owned prior to completion of the offering is based on 100,961,986 shares of common stock outstanding as of October 28, 2022.
	Shares of common stock beneficially owned before this offering		Shares of common stock offered pursuant to this prospectus	Shares of common stock beneficially owned after this offering
Name of selling stockholders	Number of shares(1)(2)	Percentage of shares	Number of shares(1)	Number of shares	Percentage of shares
Funds managed by Advent International Corporation(2)	53,762,154	53.2%	53,762,154	—	—
Todd R. Lachman(3)	2,361,637	2.3%	2,361,637	—	—
William R. Johnson(4)	1,361,866	1.3%	1,361,866	—	—
Robert L. Graves(5)	4,117,462	4.1%	3,617,462	500,000	*

*
Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
We do not know when or in what amounts the selling stockholders may offer shares of common stock for sale. The selling stockholders may decide not to sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(2)
Amount includes: (i) 1,963,707 shares of common stock held by Advent International GPE VIII Limited Partnership; (ii) 2,369,305 shares of common stock held by Advent International GPE VIII-B-1 Limited Partnership; (iii) 1,766,548 shares of common stock held by Advent International GPE VIII-B-2 Limited Partnership; (iv) 2,758,471 shares of common stock held by Advent International GPE VIII-B-3 Limited Partnership; (v) 6,658,444 shares of common stock held by Advent International GPE VIII-B Limited Partnership; (vi) 1,087,476 shares of common stock held by Advent International GPE VIII-C Limited Partnership; (vii) 929,956 shares of common stock held by Advent International GPE VIII-D Limited Partnership; (viii) 275,565 shares of common stock held by Advent International GPE VIII-F Limited Partnership; (ix) 2,441,639 shares of common stock held by Advent International GPE VIII-H Limited Partnership; (x) 2,270,460 shares of common stock held by Advent International GPE VIII-I Limited Partnership; (xi) 2,231,230 shares of common stock held by Advent International GPE VIII-J Limited Partnership (the funds set forth in the foregoing clauses (i)-(xi), the “Advent VIII Luxembourg Funds”); (xii) 4,606,154 shares of common stock held by Advent International GPE VIII-A Limited Partnership; (xiii) 1,035,718 shares of common stock held by Advent International GPE VIII-E Limited Partnership; (xiv) 1,756,695 shares of common stock held by Advent International GPE VIII-G

Limited Partnership; (xv) 941,822 shares of common stock held by Advent International GPE VIII-K Limited Partnership; (xvi) 951,370 shares of common stock held by Advent International GPE VIII-L Limited Partnership (the funds set forth in the foregoing clauses (xii)-(xvi), the “Advent VIII Cayman Funds”); (xvii) 77,692 shares of common stock held by Advent Partners GPE VIII Limited Partnership; (xviii) 452,511 shares of common stock held by Advent Partners GPE VIII Cayman Limited Partnership; (xix) 96,806 shares of common stock held by Advent Partners GPE VIII-A Limited Partnership; (xx) 60,286 shares of common stock held by Advent Partners GPE VIII-A Cayman Limited Partnership; (xxi) 795,122 shares of common stock held by Advent Partners GPE VIII-B Cayman Limited Partnership (the funds set forth in the foregoing clauses (xvii)-(xxi), the “Advent VIII Partners Funds”); and (xxii) 18,235,177 shares of common stock held by Noosa Holdco, L.P. (“Noosa LP”).
Noosa LP is beneficially owned by the following funds: (a) Advent International GPE VII Limited Partnership, Advent International GPE VII-B Limited Partnership, Advent International GPE VII-C Limited Partnership, Advent International GPE VII-D Limited Partnership, Advent International GPE VII-F Limited Partnership, and Advent International GPE VII-G Limited Partnership (the funds set forth in the foregoing clause (a), the “Advent VII Luxembourg Funds”); (b) Advent International GPE VII-A Limited Partnership, Advent International GPE VII-E Limited Partnership and Advent International GPE VII-H Limited Partnership (the funds set forth in the foregoing clause (b), the “Advent VII Cayman Funds”); and (c) Advent Partners GPE VII Limited Partnership, Advent Partners GPE VII Cayman Limited Partnership, Advent Partners GPE VII-A Limited Partnership, Advent Partners GPE VII-A Cayman Limited Partnership, Advent Partners GPE VII-B Cayman Limited Partnership, Advent Partners GPE VII 2014 Limited Partnership, Advent Partners GPE VII-A 2014 Limited Partnership, Advent Partners GPE VII 2014 Cayman Limited Partnership and Advent Partners GPE VII-A 2014 Cayman Limited Partnership (the funds set forth in the foregoing clause (c), the “Advent VII Partners Funds” and, together with the Advent VII Luxembourg Funds and the Advent VII Cayman Funds, the “Advent VII Funds”). The Advent VII Funds have ownership interests in Noosa LP and its general partner, Noosa GP, Inc., but none of the Advent VII Funds has voting or dispositive power over any shares.
GPE VIII GP S.à r.l. is the general partner of the Advent VIII Luxembourg Funds. GPE VIII GP Limited Partnership is the general partner of the Advent VIII Cayman Funds. AP GPE VIII GP Limited Partnership is the general partner of the Advent VIII Partners Funds. Advent International GPE VIII, LLC is the manager of GPE VIII GP S.à r.l. and the general partner of each of GPE VIII GP Limited Partnership and AP GPE VIII GP Limited Partnership. GPE VII GP S.à r.l. is the general partner of the Advent VII Luxembourg Funds. GPE VII GP Limited Partnership is the general partner of the Advent VII Cayman Funds. Advent International GPE VII, LLC is the manager of GPE VII GP S.à r.l. and is the general partner of GPE VII GP Limited Partnership and each of the Advent VII Partners Funds.
Advent is the manager of Advent International GPE VIII, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent VIII Luxembourg Funds, the Advent VIII Cayman Funds and the Advent VIII Partners Funds, and is the manager of Advent International GPE VII, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent VII Luxembourg Funds, the Advent VII Cayman Funds, the Advent VII Partners Funds and Noosa LP. Investment decisions by Advent are made by a number of individuals currently comprised of John L. Maldonado, David M. Mussafer and Bryan M. Taylor. The address of each of the entities and individuals named in this footnote is c/o Advent International Corporation, Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199.
(3)
Includes 743,257 shares of restricted common stock. Also includes 291,064 shares of common stock and 186,264 shares of restricted common stock held by the Todd Lachman 2021 Family Trust.

(4)
Includes 254,229 shares of restricted common stock.

(5)
Represents 4,107,462 shares held by Batak, LLC and 10,000 shares held by trust.

PLAN OF DISTRIBUTION
The selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Each time that any of the selling stockholders sell securities covered by this prospectus, the selling stockholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to the selling stockholders, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions they receive and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any common stock will be listed on NASDAQ, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
In addition, any shares of common stock that qualify for sale pursuant to Rule 144 promulgated under the Securities Act, or Rule 144, may be sold under Rule 144 rather than pursuant to this prospectus. A selling stockholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of common stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the common stock offered by this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Sovos Brands, Inc. as of December 25, 2021 and December 26, 2020, and for each of the three years in the period ended December 25, 2021, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

10,000,000 Shares
Common Stock
Prospectus Supplement
Goldman Sachs & Co. LLC	J.P. Morgan
May 15, 2023